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                       HOMELAND BANKSHARES CORPORATION             EXHIBIT 11

                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
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                                             THREE MONTHS ENDED      SIX MONTHS ENDED
                                                 JUNE 30,                JUNE 30,
                                          ------------------------------------------------


                                             1996        1995        1996         1995
                                             ----        ----        ----         ----
NET INCOME:                               $3,687,575  $3,233,904   $7,333,047   $6,309,905
                                          ==========  ==========   ==========   ==========


PRIMARY EARNINGS PER SHARE:

   Weighted average shares outstanding     5,728,219   5,738,713    5,734,015    5,738,713

   Net effect of the assumed exercise of
     stock options based on the treasury
     stock method using average market
     price                                     1,875         398        7,357          199
                                          ----------  ----------   ----------   ----------
                                           5,730,094   5,739,111    5,741,372    5,738,912
                                          ==========  ==========   ==========   ==========

   Primary earnings per share             $      .65  $      .56   $     1.28   $     1.10
                                          ==========  ==========   ==========   ==========




FULLY DILUTED EARNINGS PER SHARE:

   Weighted average shares outstanding     5,728,219    5,738,713   5,734,015    5,738,713

   Net effect of the assumed exercise of
     stock options based on the treasury
     stock method using average market
     price or market price at the end
     of the period, whichever is higher        2,556        2,330       8,364        1,963
                                          ----------   ----------  ----------   ----------
                                           5,730,775    5,741,043   5,742,379    5,740,676
                                          ==========   ==========  ==========   ==========

   Fully diluted earnings per share       $      .65   $      .56  $     1.28   $     1.10
                                          ==========   ==========  ==========   ==========

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